UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2020

ENVIRO TECHNOLOGIES U.S., INC.
(Exact name of registrant as specified in its charter)

Florida	000-30454	65-0742890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

821 NW 57th Place, Fort Lauderdale, Florida 33309

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (954) 958-9968

Enviro Technologies, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported in a Current Report on Form 8-K filed by Enviro Technologies U.S., Inc. (formerly Enviro Technologies, Inc.) (the “Company”), on August 20, 2020 the Company’s shareholders approved a change of domicile of the Company from Idaho to Florida to occur at such time as determined by the Company’s Board of Directors. On October 1, 2020 the Company filed a Statement of Domestication with the Secretary of State of Idaho which began the process of redomesticating the Company to Florida. On December 28, 2020 the Company received the file stamped Certificate of Domestication and Articles of Incorporation from the Secretary of State of Florida, which was effective on December 18, 2020, thereby completing the change in domicile.

In connection with the change in domicile from Idaho to Florida, the Company’s name changed to “Enviro Technologies U.S., Inc.” This name change did not result in a change in the Company’s ticker symbol on the OTC Markets or its CUSIP number.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

		Incorporated by Reference			Filed or Furnished Herewith
No.	Exhibit Description	Form	Date Filed	Number

3(iv)	Statement of Domestication filed in the State of Idaho				Filed
3(v)	Certificate of Domestication and Articles of Incorporation filed in the State of Florida				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enviro Technologies U.S., Inc.

Date: December 29, 2020	By:	/s/ John A. DiBella
John A. DiBella, Chief Executive Officer